UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008

MARATHON ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-32983	40-4813290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Park Avenue, 5th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 993-1670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In connection with the proposed transaction and required stockholder approval and warrantholder consent, Marathon Acquisition Corp. (“Marathon”) has filed with the U.S. Securities and Exchange Commission (i) a Registration Statement on Form F-4 containing a preliminary proxy statement/prospectus and (ii) other documents regarding the proposed transaction. Marathon’s stockholders and warrantholders are urged to read the preliminary proxy statement/prospectus and the definitive proxy statement/prospectus when it becomes available, as well as other relevant materials filed with the U.S. Securities and Exchange Commission, as they will contain important information about the transaction. Marathon’s stockholders and warrantholders will be able to obtain a free copy of such filings at the U.S. Securities and Exchange Commission’s website (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Marathon Acquisition Corp., 500 Park Avenue, 5th Floor, New York, New York 10022.

Marathon and its officers and directors may be deemed to have participated in the solicitation of proxies from Marathon’s stockholders and warrantholders in favor of the approval of the transaction. Information concerning Marathon’s directors and executive officers is set forth in the publicly filed documents of Marathon. Stockholders and warrantholders may obtain more detailed information regarding the direct and indirect interests of Marathon and its directors and executive officers in the acquisition by reading the preliminary proxy statement/prospectus.

Item 8.01 Other Events

On June 26, 2008, Marathon issued a press release to announce that Global Ship Lease, Inc. expects to pay a starting dividend of $0.18 per share on its Class A common shares to be declared shortly after the merger of Marathon and Global Ship Lease, Inc. pursuant to the Agreement and Plan of Merger, dated as of March 21, 2008 (the “Merger Agreement”), among Marathon, GSL Holdings, Inc., CMA CGM S.A. and Global Ship Lease, Inc., as amended. In addition, Marathon announced that it had set July 7, 2008 as the record date for (1) the determination of its stockholders entitled to notice of, and to vote at, the special meeting of its stockholders to vote on (i) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, (ii) a proposal to amend the certificate of incorporation of the Corporation, (iii) any other matter in connection with the transactions contemplated by the Merger Agreement to be voted upon by applicable laws, rules and regulations and (iv) a proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes for, or otherwise in connection with, the proposals, and (2) the determination of the holders of its warrants for the purpose of the consent solicitation to the amendments to the Warrant Agreement, dated as of August 30, 2006, among Marathon and Mellon Investor Services LLC. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press release dated June 26, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARATHON ACQUISITION CORP.

Date: June 26, 2008	By:	/s/ Michael S. Gross
	Name:	Michael S. Gross
	Title:	Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press release dated June 26, 2008